UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(D) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event report) August 3, 2005
CITIZENS FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

KENTUCKY	0-20148	61-1187135
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12910 SHELBYVILLE ROAD
LOUISVILLE, KENTUCKY 40243
(Address of principal executive offices)

Registrant’s telephone number, including area code: (502) 244-2420

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     (17CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
     CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 3, 2005, the Registrant entered into an Executive Employment Agreement with James H. Knox whereby Mr. Knox shall serve as Vice President of Marketing for Group Dental Products of the Registrant and as Senior Vice President of Marketing for Group Dental Products of Citizens Security Life Insurance Company, a subsidiary of the Registrant, effective August 22, 2005. The agreement terminates on August 21, 2006, with automatic extension for additional successive periods of one (1) year each unless either the Registrant or Mr. Knox gives at least thirty (30) days prior written notice of termination. Under the agreement, Mr. Knox will be paid an annual base salary of $120,000 and be eligible to participate in the Master Cash Bonus Performance Plan to be established by the Registrant. It is contemplated that Mr. Knox will be eligible to receive under that plan an annual cash bonus for each of calendar years 2006 and 2007 based on new group dental business obtained for Registrant, group dental business retained by Registrant, and reduced loss ratios on group dental business, with a guaranteed bonus for calendar year 2006 of not less than $70,000.

If Mr. Knox resigns for Good Reason or is terminated For Convenience of Employer, he will receive a severance benefit in the amount of up to nine (9) months salary less any unemployment compensation benefits he may receive. Mr. Knox is also entitled to a severance benefit in the amount of nine (9) months salary in the event the agreement is terminated by Registrant’s election not to extend the agreement beyond the original or any extended term. For purposes of Mr. Knox’s agreement, “Good Reason” means a breach by the Registrant of the agreement which is not cured by the Registrant within ten (10) days after notice of breach by Mr. Knox. “For Convenience of Employer” means a termination of Mr. Knox’s employment by the Registrant for any reason other than disability or For Cause. “For Cause” means (a) Mr. Knox’s material breach of the agreement, which breach continues for a period of ten (10) days after notice of breach by the Registrant; (b) Mr. Knox’s failure to adhere to any written policy of the Registrant if Mr. Knox has been given a reasonable opportunity to comply with such policy or cure his failure to comply (which reasonable opportunity must be granted during the ten (10) day period preceding termination of the agreement); (c) the appropriation (or attempted appropriation) of a material business opportunity of the Registrant or its subsidiaries, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Registrant or its subsidiaries; (d) the misappropriation (or attempted misappropriation) of any of the funds or property of the Registrant or its subsidiaries; or (e) the conviction of, the indictment for (or its procedural equivalent), or the entering of a guilty plea or plea of no contest with respect to, a felony, the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment.

The agreement includes confidentiality, non-competition, non-solicitation and non-interference covenants by Mr. Knox.

A copy of the Executive Employment Agreement is included in Item 9.01 of this Current Report on Form 8-K as Exhibit 99.1.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On August 3, 2005, the Registrant appointed James H. Knox as Vice President of Marketing for Group Dental Products of the Registrant and as Senior Vice President of Marketing for Group Dental Products of Citizens Security Life Insurance Company, a subsidiary of the Registrant, effective August 22, 2005.

Mr. Knox, age 50, was previously employed as Sales Executive Large Group for Humana Inc. beginning in April 2002 and as Sales Executive for Appriss Inc. from September 2000 to April 2002. Mr. Knox served as Director of Sales for Kentucky and West Virginia for CompDent Corporation from 1998 to 2000. Mr. Knox received a Bachelor of Science degree in Business Administration from Western Kentucky University.

See the disclosures under Item 1.01 above for the material terms of Mr. Knox’s employment agreement.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1  Executive Employment Agreement dated August 3, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Citizens Financial Corporation
Registrant
Date: August 3, 2005

By:/s/ Len E. Schweitzer
Len E. Schweitzer Vice President and Principal Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Executive Employment Agreement dated August 3, 2005.